EXHIBIT 21.00

       SUBSIDIARIES OF PANDA INTERFUNDING CORPORATION

Name of Entity                Jurisdiction of Organization
Panda Funding Corporation     Delaware
Panda Cayman Interfunding     Cayman Islands, B.W.I.
Corporation
Panda Interholding            Delaware
Corporation
Panda-Rosemary Corporation    Delaware
PRC II Corporation            Delaware
Panda-Rosemary, L.P.          Delaware
Panda-Rosemary Funding        Delaware
Corporation
Panda Brandywine Corporation  Delaware
Panda Energy Corporation      Delaware
Brandywine Water Company      Delaware
Panda-Brandywine, L.P.        Delaware


       SUBSIDIARIES OF PANDA INTERHOLDING CORPORATION

Name of Entity                Jurisdiction of Organization
Panda-Rosemary Corporation    Delaware
PRC II Corporation            Delaware
Panda-Rosemary, L.P.          Delaware
Panda-Rosemary Funding        Delaware
Corporation
Panda Brandywine Corporation  Delaware
Panda Energy Corporation      Delaware
Brandywine Water Company      Delaware
Panda-Brandywine, L.P.        Delaware


          SUBSIDIARIES OF PANDA FUNDING CORPORATION

                           None.